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                                                               EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69685 of Vertel Corporation on Form S-3 of our report dated January 23, 1998, except for the last paragraph of Note 2, as to which the date was February 11, 1998, appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 27, 1997.



Deloitte & Touche

/s/ Deloitte & Touche
----------------------------
Los Angeles, California

March 26, 1999